Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation Subject to Rule 10f-3
Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1999
THROUGH FEBRUARY 29, 2000

ALLIANCE HIGH YIELD


						            Principal
				                Date     Amount
Security**                Cusips     Purchased  Purchased  Price

Metromedia Fiber
  Network, Inc            591689AE4  11/18/99   $10,000,000 $99.201
PSINet, Inc.              74437CAE1  11/24/99   $8,000,000  $100.00
Voicestream
  Wireless Corp.          92861LAA6  11/04/99   $11,500,000 $100.00
Voicestream
  Wireless Corp.          92861LAC2  11/04/99   $3,000,000  $56.061
Exodus
  Communications, Inc.    302088AF6  12/02/99   $4,000,000  $100.00
Classic Cable, Inc.       18272NAF9  02/11/00   $2,400,000  $100.00



		    Total          % of
Principal       Principal      Issue                       Principal
Amount          Amount         Purchased                    Amount
Purchased by    Issued         By           Purchased        Held
Fund Group      (000)          Group (1)    From            2/29/00

$20,750,000     $750,000        2.77%       Salomon         10,000,000
$17,000,000     $600,000        2.83%       Bear Stearns     6,000,000
$26,500,000     $1,100,000      2.41%       Goldman Sachs    7,000,000
$7,500,000      $720,000        1.04%       Goldman Sachs        0
$13,300,000     $375,000        3.55%       Goldman          7,500,000
$2,600,000      $225,000        1.16%       Goldman          2,400,000



* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible
    Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.